
                                  SECURITIES AND EXCHANGE COMMISSION
                                        Washington, D.C. 20549

                                               FORM S-8
                                        Registration Statement
                                   Under The Securities Act of 1933


                                    GALLAGHER RESEARCH CORPORATION
                          --------------------------------------------------
                          (Exact name of Registrant as specified in charter)

                            NEVADA                                     84-0920934
               --------------------------------                   ---------------------
                 (State or other jurisdiction                         (IRS Employer
               of incorporation or organization)                  Identification Number)

                                                                Stephen M. Siedow, Pres.
                    12373 East Cornell Avenue                   12373 East Cornell Avenue
                    Aurora, Colorado 80014                       Aurora, Colorado 80014
                        (303) 337-3384                                (303) 337-3384
            ----------------------------------------           ---------------------------
               (Address and telephone number of               (Name, address and telephone
            Registrant's Principal Executive Offices)          number of agent for service)

                                1997 EMPLOYEE STOCK COMPENSATION PLAN
                                       (Full Title of the Plan)

                                   Copies of all communications to:

                                       John D. Brasher Jr., Esq.
                                          Brasher & Company
                                     90 Madison Street, Suite 707
                                        Denver, Colorado 80206
                                            (303) 355-3000


Title of each class                       Proposed maximum   Proposed maximum
of securities to be     Amount to be     offering price per  aggregate offering      Amount of
    registered          Registered (1)         share              price (2)      Registration Fee (3)
-------------------     -------------    ------------------  ------------------  -------------------
  Common stock,
  $.001 par value        1,500,000             $.01              $15,000.00           $100.00

(1) Includes an indeterminate number of additional shares that may be issued pursuant to the above employee benefit plan as a result of any future stock split, stock dividend or similar adjustment.

(2)  Estimated for the purpose of calculating registration fee.

(3)  The fee with respect to these shares has been calculated pursuant to Rules
     457 (h) and 457 (c) under the Securities Act of 1933, as amended. The
     Common Shares are quoted without price quotation on the OTC Bulletin Board and the registrant has no assets. The filing fee is less than $100, and therefore only the minimum filing fee is due.

                                                 1



                                    PART II.

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT


Item 3.   INCORPORATION OF DOCUMENTS BY REFERENCE.

          The following documents are incorporated by reference in this registration statement of GALLAGHER RESEARCH CORPORATION ("Gallagher") and in the related Section 10(a) prospectus:

          (a)  Gallagher's Annual Report on Form 10-KSB for the year ended
               December 31, 1999.

          (b)  Gallagher's Quarterly Report on Form 10-QSB for the quarter ended
               March 31, 2000.

          (c)  Gallagher's Quarterly Report on Form 10-QSB for the quarter ended
               June 30, 2000.

          (d)  Gallagher's Quarterly Report on Form 10-QSB for the quarter ended
               September 30, 2000.

          (e)  Part I, Item 8 (Description of Securities) contained in
               Gallagher's registration statement on Form 10SB-12G, SEC file No.
               0-28073.

          In addition,  all documents  subsequently  filed  pursuant to Sections
13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference into this registration statement and to be a part hereof from the date of filing of such documents.


Item 4.   DESCRIPTION OF SECURITIES.

          Not applicable.


Item 5.   INTERESTS OF NAMED EXPERTS AND COUNSEL.

          The validity of the securities that may be offered under the Gallagher
1997 Employee Stock Compensation Plan (the "Plan") will be passed upon for
Gallagher by Brasher & Company, Attorneys at Law, 90 Madison Street, Suite 707,
Denver, Colorado 80206. Mr. John D. Brasher Jr., proprietor of that firm and who has provided advice with respect to this matter, beneficially owns an aggregate of 1,932,256 shares of Gallagher common stock. It is possible that Gallagher's
Board of Directors may in the future authorize the issuance to Mr. Brasher of shares of Gallagher common stock which have been registered under the Plan, although no such determination has been made or is under consideration at this date.


Item 6.   INDEMNIFICATION OF OFFICERS AND DIRECTORS.

          Article NINTH of Gallagher's Certificate of Incorporation authorizes
Gallagher to indemnify any current or former director, officer, employee, or agent of Gallagher, or a person serving in a similar post in another organization at the request of Gallagher, against expenses, judgments, fines, and amounts paid in settlement incurred by him in connection with any threatened, pending, or completed action, suit, or proceeding, whether civil, criminal, administrative, or investigative, to the fullest extent not prohibited by the Nevada General Corporation Law, public policy or other applicable law.
Sections 78.751 and 78.752 of the Nevada General Corporation Law authorize a corporation to indemnify its directors, officers, employees, or agents in terms sufficiently broad to permit such indemnification under certain circumstances

                                       2



for liabilities (including provisions permitting advances for expenses incurred) arising under the 1933 Act.


Item 7.   EXEMPTION FROM REGISTRATION CLAIMED.

          Not Applicable.


Item 8.   EXHIBITS.

          The Exhibits to this registration statement are listed in the Index to Exhibits on page 4.


Item 9.   UNDERTAKINGS.

          The undersigned registrant hereby undertakes:

          (1) To file, during any period in which offers and sales are being made, a post-effective amendment to this registration statement to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

          (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

          (4) That, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          (5) Insofar as indemnification for liabilities under the Securities
Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange
Commission such indemnification is against public policy as expressed in the Act, and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                       3



                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all the requirements for filing on Form S-8 and has duly caused this Registration
Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Aurora, Colorado, on the date below.


DATED:  October 12, 2000                    GALLAGHER RESEARCH CORPORATION




                                            By:  /s/  Stephen M. Siedow
                                               -------------------------------
                                                      Stephen M. Siedow, Chief
                                                      Executive Officer


     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons, in the capacities and on the dates respectively indicated.



By:  /s/  Stephen M. Siedow   Director, Chairman, President,    October 12, 2000
  -------------------------   Chief Executive Officer, Chief
          Stephen M. Siedow   Financial Officer (principal
                              executive officer)






                                INDEX TO EXHIBITS

 Exhibit
  Number          Description
 -------          ------------------------

   5.1            Opinion of Counsel regarding legality

  23.1            Consent of Independent Public Accountants

  23.2            Consent of Counsel (included in Exhibit 5.1)

  99.1 1997 Employee Stock Compensation Plan (incorporated by reference to Exhibit 10.2 to report on Form 10SB-12G dated
                  October 28, 1999)